UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

On December 21, 2012, CNL Healthcare Properties, Inc. (the “Company”) filed a Form 8-K disclosing our acquisition of five senior housing communities (collectively referred to as the “the Communities”) from an unaffiliated third party on December 21, 2012.

The Form 8-K is hereby amended to include the required financial information.

(a)	Financial Statements of Business Acquired.

Capital Health Retirement Communities (Four Communities)

Unaudited combined financial statements as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011

Combined Balance Sheets

Combined Statements of Operations

Combined Statement of Changes in Members’ Equity (Deficit)

Combined Statements of Cash Flows

Notes to Combined Financial Statements

Combined financial statements as of December 31, 2011 and 2010 and for the years ended December 31, 2011 and 2010

Report of Independent Certified Public Accountants

Combined Balance Sheets

Combined Statements of Operations

Combined Statements of Changes in Members’ Equity (Deficit)

Combined Statements of Cash Flows

Notes to Combined Financial Statements

Capital Health Tranquillity at Fredericktowne and affiliate (Fifth Community)

Unaudited combined financial statements as of September 30, 2012 and for the periods from June 28, 2012 to September 30, 2012 and January 1, 2012 to June 27, 2012

Combined Balance Sheet

Combined Statements of Operations

Combined Statement of Changes in Members’ Equity

Combined Statements of Cash Flows

Notes to Combined Financial Statements

F–1

Unaudited combined financial statements as of June 27, 2012 and December 31, 2011 and for the periods from January 1 to June 27, 2012 and 2011:

Combined Balance Sheets

Combined Statements of Operations

Combined Statement of Changes in Members’ Equity

Combined Statements of Cash Flows

Notes to Combined Financial Statements

Combined financial statements as of December 31, 2011 and 2010 and for the years ended December 31, 2011 and 2010

Report of Independent Certified Public Accountants

Combined Balance Sheets

Combined Statements of Operations

Combined Statements of Changes in Members’ Equity

Combined Statements of Cash Flows

Notes to Combined Financial Statements

(b)	Pro Forma Financial Information.

CNL Healthcare Properties, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Financial Statements:

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2012

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2012

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2011

Notes to Unaudited Pro Forma Consolidated Financial Statements

F–2

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our prospectus dated March 12, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; availability of proceeds from our offering of our shares; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

F–3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HEALTHCARE PROPERTIES, INC.

Date: March 13, 2013	By:	/s/ Joseph Johnson
	Name:	Joseph Johnson
	Title:	Senior Vice President and Chief Financial Officer

F–4

INDEX TO FINANCIAL STATEMENTS

Page
Capital Health Retirement Communities (Four Communities)

Unaudited combined financial statements as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011:

Combined Balance Sheets	F-8

Combined Statements of Operations	F-9

Combined Statement of Changes in Members’ Deficit	F-10

Combined Statements of Cash Flows	F-11

Notes to Combined Financial Statements	F-12

Combined Financial Statements as of December 31, 2011 and 2010 and for the years ended December 31, 2011 and 2010:

Report of Independent Certified Public Accountants	F-19

Combined Balance Sheets	F-20

Combined Statements of Operations	F-21

Combined Statements of Changes in Members’ Equity (Deficit)	F-22

Combined Statements of Cash Flows	F-23

Notes to Combined Financial Statements	F-24

Capital Health Tranquillity at Fredericktowne (Fifth Community)

Unaudited combined financial statements as of September 30, 2012 and for the periods from June 28, 2012 to September 30, 2012 and January 1, 2012 to June 27, 2012:

Combined Balance Sheet	F-32

Combined Statements of Operations	F-33

Combined Statement of Changes in Members’ Equity	F-34

Combined Statements of Cash Flows	F-35

Notes to Combined Financial Statements	F-36

F–5

F–6

Capital Health Retirement Communities (Four Communities)

Unaudited Combined Financial Statements

September 30, 2012 and 2011

F–7

Capital Health Retirement Communities (Four Communities)

Combined Balance Sheets

September 30, 2012 and December 31, 2011

	(Unaudited)
	September 30,	December 31,
	2012	2011
ASSETS
Current Assets
Cash and cash equivalents	$766,742	$550,443
Restricted cash	—	34,824
Prepaid expenses and other assets	418,700	246,550

Total current assets	1,185,442	831,817

Property and equipment, net	31,118,917	31,841,668
Goodwill	1,680,000	1,680,000
Due from related party	286,154	477,698
Loan costs, net	626,318	761,719

Total assets	$34,896,831	$35,592,902

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$405,005	$658,021
Unearned rent	421,491	349,154
Security deposits payable	24,200	35,500

Total current liabilities	850,696	1,042,675

Long-term debt	41,321,419	41,321,419

Total liabilities	42,172,115	42,364,094

Members’ deficit	(7,275,284)	(6,771,192)

Total members’ deficit	(7,275,284)	(6,771,192)

Total liabilities and members’ deficit	$34,896,831	$35,592,902

The accompanying notes are an integral part of these combined financial statements.

F–8

Capital Health Retirement Communities (Four Communities)

Combined Statements of Operations

Nine Months Ended September 30, 2012 and 2011

	(Unaudited)	(Unaudited)
	2012	2011
Revenues:
Resident fees and services	$9,201,008	$5,117,341
Other	117,080	53,986

Total revenues	9,318,088	5,171,327

Costs and expenses:
Property operating and maintenance expenses	6,312,177	4,837,815
General and administrative expense	513,855	772,750
Management fees	457,562	595,724
Depreciation	835,682	849,315

Total costs and expenses	8,119,276	7,055,604

Operating income (loss)	1,198,812	(1,884,277)

Other costs and expenses:
Interest expense and loan costs amortization	(1,754,403)	(1,253,706)
Other income and (expense)	9	479

Total other costs and expenses	(1,754,394)	(1,253,227)

Net loss	$(555,582)	$(3,137,504)

The accompanying notes are an integral part of these combined financial statements.

F–9

Capital Health Retirement Communities (Four Communities)

Combined Statement of Changes in Members’ Deficit

Nine Months Ended September 30, 2012

(Unaudited)
Balance, December 31, 2011	$(6,771,192)
Members’ contributions	51,490
Net loss	(555,582)

Balance, September 30, 2012	$(7,275,284)

The accompanying notes are an integral part of these combined financial statements.

F–10

Capital Health Retirement Communities (Four Communities)

Combined Statements of Cash Flows

Nine Months Ended September 30, 2012 and 2011

	(Unaudited)	(Unaudited)
	2012	2011
Cash flows from operating activities
Net loss	$(555,582)	$(3,137,504)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	835,682	849,315
Amortization of loan costs	135,402	133,264
Changes in assets and liabilities:
Prepaid expenses and other assets	(172,150)	(160,064)
Accounts payable and accrued expenses	(253,016)	610,754
Due from affiliates	191,544	86,015
Unearned rent	72,337	192,729
Security deposits payable	(11,300)	(15,200)

Net cash provided by (used in) operating activities	242,917	(1,440,691)

Cash flows from investing activities
Additions to property and equipment	(112,931)	(1,440,820)
Changes in restricted cash	34,824	(82,528)

Net cash used in investing activities	(78,107)	(1,523,348)

Cash flows from financing activities
Borrowings on debt	—	3,389,224
Contributions from members	702,986	—
Distributions to members	(651,497)	337,456

Net cash provided by financing activities	51,489	3,726,680

Net increase in cash	216,299	762,641
Cash
Beginning of period	550,443	292,825

End of period	$766,742	$1,055,466

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$1,619,001	$666,380

Supplemental disclosure of non-cash investing and financing activities:
Accrued interest rolled into mortgage payable	$—	$474,839

The accompanying notes are an integral part of these combined financial statements.

F–11

Capital Health Retirement Communities (Four Communities)

Notes to Combined Financial Statements

Nine Months Ended September 30, 2012 and 2011

1.	Organization

The Capital Health Retirement Communities (Four Communities) consist of four senior housing communities (the “Communities”) held in separate Limited Liability Companies and owned by affiliates of Capital Health Group, LLC (“Capital Health”). The Communities were developed and are managed by affiliates of Capital Health.

As of September 30, 2012, the Capital Health Retirement Communities identified in the table below collectively feature a mix of 171 assisted living units and 103 memory care units for a total of 274 residential units as follows:

Capital Health Retirement Communities	Location	Total Units
Brookridge Heights	Marquette, MI	65
Curry House	Cadillac, MI	60
Symphony Manor	Baltimore, MD	69
Woodholme Gardens	Pikesville, MD	80

	Total	274

The Communities were opened at various points in time ranging from 2008 through 2011. More specifically, the Brookridge Heights Community opened with 40 units in 2009 and added an additional 25 units in October 2010; the Curry House opened with 20 units in 2008 and added an additional 40 units in August 2010; the Symphony Manor opened with 69 units in March 2011; and the Woodholme Gardens opened with 80 units in November 2010.

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the combined financial statements follows:

Basis of Presentation

The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The combined financial statements reflect the combined financial position and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated. The financial statements are being presented on a combined basis as the Communities are under common management and control for all periods presented.

Use of Estimates

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the combined financial statements, the reported amounts of revenues and expenses during the reporting periods, and the disclosures of contingent liabilities. Actual results could differ from those estimates.

F–12

Capital Health Retirement Communities (Four Communities)

Notes to Combined Financial Statements

Nine Months Ended September 30, 2012 and 2011

2.	Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less.

As of September 30, 2012, the Communities’ cash deposits exceeded federally insured amounts. However, the Communities continue to monitor the third-party depository institutions that hold the Communities’ cash, primarily with the goal of safety of principal. The Communities attempt to limit cash investments to financial institutions with high credit standing; therefore, the Communities believe they are not exposed to any significant credit risk on cash.

Property and Equipment, net

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 39 years. Property and equipment of the Communities are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows, including estimated proceeds upon sale, are not sufficient to recover the asset’s carrying amount. If the carrying amount of the asset is not recoverable, the Communities measure an impairment loss by comparing the fair value of the asset to the carrying amount.

Goodwill

The carrying value of goodwill allocated to the Communities is reviewed at least annually and when facts and circumstances suggest that it may be impaired. Such review entails comparing the carrying value of the net assets of the individual property (the reporting unit) including the allocated goodwill to the fair value of the reporting unit. If the results of the first step indicate that impairment potentially exists, the second step is performed to measure the amount of the impairment, if any. Impairment is determined to exist when the estimated fair value of goodwill is less than its carrying value.

Loan Costs, net

Costs incurred in connection with obtaining debt have been deferred and amortized using the effective interest method.

Restricted Cash

Certain amounts of cash are restricted to fund capital expenditures or represent certain tenant security deposits.

Revenue Recognition

Resident fees and services consist of monthly services provided to tenants that include rent, assistance and other related services. Other revenue consists primarily of community fees recognized as income over the average stay of the tenants. Agreements with residents are generally for an initial term of three months and are cancelable by residents with thirty days’ notice.

F–13

Capital Health Retirement Communities (Four Communities)

Notes to Combined Financial Statements

Nine Months Ended September 30, 2012 and 2011

Advertising Costs

All costs associated with advertising and promoting the Communities are expensed in the year incurred. Advertising costs were approximately $209,000 and $312,000 for the nine months ended September 30, 2012 and 2011, respectively.

Income Taxes

No provision (benefit) for income taxes is provided on the net income (loss) of the Communities since the Communities have elected to be taxed as partnerships and therefore it is the responsibility of the members to report the net income (loss) on their respective income tax returns. The Communities have analyzed their tax positions and determined that they have not taken any uncertain tax positions.

New Accounting Policies

The Communities believe there are no new accounting pronouncements for which adoption will have a material impact on the Communities’ combined financial statements.

3.	Debt

Long-term debt consisted of the following at September 30, 2012 and December 31, 2011:

	(Unaudited)
	September 30,	December 31,
	2012	2011
Brookridge Heights	$6,781,528	$6,781,528
Curry House	6,768,624	6,768,624
Symphony Manor	14,463,337	14,463,337
Woodholme Gardens	13,307,930	13,307,930

	41,321,419	41,321,419
Less: current portion	—	—

	$41,321,419	$41,321,419

The Communities’ long-term debt consists of individual loans under a Master Loan Agreement with KeyBank, N.A. dated December 30, 2011 that are cross-collateralized by each of the respective Communities. The debt has an initial maturity date of December 31, 2014 with the option for the Communities to extend the maturity date for an additional twelve months. Monthly interest payments commenced in February 2012 and are calculated based on LIBOR plus 3.5%.

The debt contains customary affirmative, negative and financial covenants including limitations on incurrence of additional indebtedness, restrictions on member distributions, debt service coverage ratio and current ratio test. As of September 30, 2012 and December 31, 2011, the Communities were in compliance with the aforementioned covenants.

F–14

Capital Health Retirement Communities (Four Communities)

Notes to Combined Financial Statements

Nine Months Ended September 30, 2012 and 2011

3.	Debt (continued)

Based on the initial maturity date detailed above, maturities of indebtedness for the next five years and thereafter, in the aggregate, are:

2012	$—
2013	—
2014	41,321,419
2015	—
2016	—
Thereafter	—

$41,321,419

4.	Goodwill

The following reflects the Communities’ goodwill as of September 30, 2012 and December 31, 2011:

	September 30, 2012	December 31, 2011
Goodwill	$1,680,000	$1,680,000

5.	Property and Equipment, net

Property and equipment consisted of the following at September 30, 2012 and December 31, 2011:

	(Unaudited)
	September 30,	December 31,
	2012	2011
Land and land improvements	$4,900,545	$4,889,273
Building and building improvements	25,692,680	25,677,146
Equipment	2,930,930	2,844,805

	33,524,155	33,411,224
Less: accumulated depreciation	(2,405,238)	(1,569,556)

	$31,118,917	$31,841,668

6.	Members’ Deficit

Distributions to the members’ are made under complete discretion of the manager, an affiliate of Capital Health.

7.	Related Party Transactions

The Communities had $286,154 and $477,698 in due from related party in the combined balance sheets related as of September 30, 2012 and December 31, 2011, respectively.

F–15

Capital Health Retirement Communities (Four Communities)

Notes to Combined Financial Statements

Nine Months Ended September 30, 2012 and 2011

9.	Commitments and Contingencies

From time to time the Communities may be exposed to litigation arising from operations of their business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Communities’ financial condition or results of operations.

10.	Subsequent Events

On December 21, 2012, Capital Health sold the Communities to CNL Healthcare Properties, Inc. for approximately $72.4 million, exclusive of closing costs, and an additional Community for approximately $12.7 million, exclusive of closing costs. The Communities will continue to be operated by affiliates of Capital Health under a management agreement.

In connection with the sale of the Communities to CNL Healthcare Properties, Inc., all of the Communities’ outstanding debt was repaid in full and CNL Healthcare Properties, Inc. obtained new financing of approximately $48.5 million. Furthermore, the Communities’ incurred an exit fee of $410,000 upon settlement of the master loan agreement.

The accompanying audited combined financial statements were authorized for issue on March 13, 2013. Subsequent events are evaluated through that date.

F–16

Capital Health Retirement Communities (Four Communities)

Combined Financial Statements

December 31, 2011 and 2010

F–17

Capital Health Retirement Communities (Four Communities)

Index

December 31, 2011 and 2010

F–18

Report of Independent Certified Public Accountants

To the Stockholders of CNL Healthcare Properties, Inc. and Subsidiaries:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in members’ equity (deficit) and of cash flows present fairly, in all material respects, the financial position of the Capital Health Retirement Communities (Four Communities) at December 31, 2011 and 2010, and the results of their operations and their cash flows for the years ended December 31, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

March 13, 2013

F–19

Capital Health Retirement Communities (Four Communities)

Combined Balance Sheets

December 31, 2011 and 2010

	December 31,	December 31,
	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$550,443	$292,825
Restricted cash	34,824	199,290
Prepaid expenses and other assets	246,550	148,919

Total current assets	831,817	641,034

Property and equipment, net	31,841,668	31,675,462
Goodwill	1,680,000	1,680,000
Due from related party	477,698	—
Loan costs, net	761,719	420,110

Total assets	$35,592,902	$34,416,606

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$658,021	$846,944
Current portion of long-term debt	—	304,408
Unearned rent	349,154	164,135
Due to related party	—	308,544
Security deposits payable	35,500	51,700

Total current liabilities	1,042,675	1,675,731

Long-term debt	41,321,419	26,103,412

Total liabilities	42,364,094	27,779,143

Members’ equity (deficit)	(6,771,192)	6,637,463

Total members’ equity (deficit)	(6,771,192)	6,637,463

Total liabilities and members’ equity (deficit)	$35,592,902	$34,416,606

The accompanying notes are an integral part of these combined financial statements.

F–20

Capital Health Retirement Communities (Four Communities)

Combined Statements of Operations

Years Ended December 31, 2011 and 2010

	2011	2010
Revenues:
Resident fees and services	$7,548,479	$2,602,838
Other	81,226	26,733

Total revenues	7,629,705	2,629,571

Costs and expenses:
Property operating and maintenance expenses	6,760,370	2,208,899
General and administrative	987,791	695,719
Management fees	750,255	324,417
Depreciation	1,105,665	314,090

Total costs and expenses	9,604,081	3,543,125

Operating loss	(1,974,376)	(913,554)

Other costs and expenses:
Interest expense and loan costs amortization	(1,968,808)	(496,772)
Other income	10,772	4,323

Total other costs and expenses	(1,958,036)	(492,449)

Net loss	$(3,932,412)	$(1,406,003)

The accompanying notes are an integral part of these combined financial statements.

F–21

Capital Health Retirement Communities (Four Communities)

Combined Statements of Changes in Members’ Equity (Deficit)

Years Ended December 31, 2011 and 2010

Balance, January 1, 2010	$8,655,415
Members’ distributions	(611,949)
Net loss	(1,406,003)

Balance, December 31, 2010	6,637,463
Members’ contributions	1,233,933
Members’ distributions	(10,710,176)
Net loss	(3,932,412)

Balance, December 31, 2011	$(6,771,192)

The accompanying notes are an integral part of these combined financial statements.

F–22

Capital Health Retirement Communities (Four Communities)

Combined Statements of Cash Flows

Years Ended December 31, 2011 and 2010

	December 31,	December 31,
	2011	2010
Cash flows from operating activities
Net loss	$(3,932,412)	$(1,406,003)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,105,665	314,090
Amortization of loan costs	345,613	50,476
Changes in assets and liabilities:
Prepaid expenses and other assets	(97,631)	13,404
Accounts payable and accrued expenses	769,685	589,140
Due from (to) affiliates	(786,242)	254,411
Unearned rent	185,019	19,484
Security deposits payable	(16,200)	(20,940)

Net cash used in operating activities	(2,426,503)	(185,938)

Cash flows from investing activities
Additions to property and equipment	(1,567,361)	(18,911,064)
Changes in restricted cash	164,466	780,168

Net cash used in investing activities	(1,402,895)	(18,130,896)

Cash flows from financing activities
Borrowings on debt	44,614,492	18,636,372
Payments on debt	(30,364,011)	—
Payments for loan costs	(687,222)	—
Contributions from members	1,233,933	—
Distributions to members	(10,710,176)	(611,949)

Net cash provided by financing activities	4,087,016	18,024,423

Net increase (decrease) in cash	257,618	(292,411)
Cash
Beginning of period	292,825	585,236

End of period	$550,443	$292,825

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$1,038,492	$203,297

Supplemental disclosure of non-cash investing and financing activities:
Accrued interest rolled into mortgage payable	$663,118	$176,181

Additions to property and equipment not yet paid	$—	$295,490

The accompanying notes are an integral part of these combined financial statements.

F–23

Capital Health Retirement Communities (Four Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011 and 2010

1.	Organization

The Capital Health Retirement Communities (Four Communities) consist of four senior housing communities (the “Communities”) held in separate Limited Liability Companies and owned by affiliates of Capital Health Group, LLC (“Capital Health”). The Communities were developed and are managed by affiliates of Capital Health.

As of December 31, 2011, the Capital Health Retirement Communities identified in the table below collectively feature a mix of 171 assisted living units and 103 memory care units for a total of 274 residential units as follows:

Capital Health Retirement Communities	Location	Total Units
Brookridge Heights	Marquette, MI	65
Curry House	Cadillac, MI	60
Symphony Manor	Baltimore, MD	69
Woodholme Gardens	Pikesville, MD	80

	Total	274

The Communities were opened at various points in time ranging from 2008 through 2011. More specifically, the Brookridge Heights Community opened with 40 units in 2009 and added an additional 25 units in October 2010; the Curry House opened with 20 units in 2008 and added an additional 40 units in August 2010; the Symphony Manor opened with 69 units in March 2011; and the Woodholme Gardens opened with 80 units in November 2010.

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the combined financial statements follows:

Basis of Presentation

The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The combined financial statements reflect the combined financial position and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated. The financial statements are being presented on a combined basis as the Communities are under common management and control for all periods presented.

Use of Estimates

The preparation of the combined financial statements in conformity GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the combined financial statements, the reported amounts of revenues and expenses during the reporting periods, and the disclosures of contingent liabilities. Actual results could differ from those estimates.

F–24

Capital Health Retirement Communities (Four Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011 and 2010

2.	Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less.

As of December 31, 2011, the Communities’ cash deposits exceeded federally insured amounts. However, the Communities continue to monitor the third-party depository institutions that hold the Communities’ cash, primarily with the goal of safety of principal. The Communities attempt to limit cash investments to financial institutions with high credit standing; therefore, the Communities believe it is not exposed to any significant credit risk on cash.

Property and Equipment, net

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 39 years. Property and equipment of the Communities are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows, including estimated proceeds upon sale, are not sufficient to recover the asset’s carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to the carrying amount.

Goodwill

The carrying value of goodwill allocated to the Communities is reviewed at least annually and when facts and circumstances suggest that it may be impaired. Such review entails comparing the carrying value of the net assets of the individual property (the reporting unit) including the allocated goodwill to the fair value of the reporting unit. If the results of the first step indicate that impairment potentially exists, the second step is performed to measure the amount of the impairment, if any. Impairment is determined to exist when the estimated fair value of goodwill is less than its carrying value.

Loan Costs, net

Costs incurred in connection with obtaining debt have been deferred and amortized using the effective interest method.

Restricted Cash

Certain amounts of cash are restricted to fund capital expenditures or represent certain tenant security deposits.

Revenue Recognition

Resident fees and services consist of monthly services provided to tenants that include rent, assistance and other related services. Other revenue consists primarily of community fees recognized as income over the average stay of the tenants. Agreements with residents are generally for an initial term of three months and are cancelable by residents with thirty days’ notice.

F–25

Capital Health Retirement Communities (Four Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011 and 2010

Advertising Costs

All costs associated with advertising and promoting the Communities are expensed in the year incurred. Advertising costs were approximately $399,000 and $112,000 for the years ended December 31, 2011 and 2010 respectively.

Income Taxes

No provision (benefit) for income taxes is provided on the net income (loss) of the Communities since the Communities have elected to be taxed as partnerships and therefore it is the responsibility of the members to report the net income (loss) on their respective income tax returns. The Communities have analyzed their tax positions and determined that they have not taken any uncertain tax positions. The Communities have filed tax returns for all periods presented.

New Accounting Policies

The Communities believe there are no new accounting pronouncements for which adoption will have a material impact on the Communities’ combined financial statements.

F–26

Capital Health Retirement Communities (Four Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011 and 2010

3.	Debt

The Communities’ debt consisted of the following at December 31, 2011 and 2010:

	December 31,	December 31,
	2011	2010

Master loan agreement with an interest rate of LIBOR + 3.5% with payments beginning in February 2012 a maturity date of December 31, 2014. The loan is collateralized by the individual Communities as follows:

Brookridge Heights	$6,781,528	$—
Curry House	6,768,624
Symphony Manor	14,463,337
Woodholme Gardens	13,307,930

Construction loan with an interest rate of Prime + 0.5% (floor of 5%) that matures on August 7, 2012. The loan is collateralized by the Brookridge Heights Community.	—	2,172,317

Term loan with an interest rate of Prime + 0.5% (floor of 5%) that Matured on February 12, 2012. The loan is collateralized by the Brookridge Heights Community.	—	2,758,012

Construction loan with an interest rate of 7% that matures on September 24, 2012. The loan is collateralized by the Curry House Community.	—	5,633,101

Construction loan with an interest rate of LIBOR + 2.5% (floor of 4%) that matures on March 11, 2014. The loan is collateralized by the Symphony Manor Community.	—	7,649,887

Construction loan with an interest rate of LIBOR + 2.5% (floor of 4.5%) that matures on August 13, 2014. The loan is collateralized by the Woodholme Gardens Community.	—	8,194,503

	41,321,419	26,407,820
Less: current portion	—	(304,408)

	$41,321,419	$26,103,412

F–27

Capital Health Retirement Communities (Four Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011 and 2010

3.	Debt (continued)

Based on the initial maturity date detailed above, maturities of indebtedness for the next five years and thereafter, in the aggregate, are:

2012	$—
2013	—
2014	41,321,419
2015	—
2016	—
Thereafter	—

$41,321,419

The Communities’ outstanding debt balances each contain customary affirmative, negative and financial covenants including limitations on incurrence of additional indebtedness, restrictions on member distributions, debt service coverage ratio and current ratio test. As of December 31, 2011, the Communities were in compliance with the aforementioned covenants. As of December 31, 2010, the Communities were in compliance with the aforementioned covenants on all loans except for the Brookridge Heights term loan. The Community had violated a related covenant that made the balance callable by the lender as of December 31, 2010; however, the debt was not called due by the lender and as such the balance remains classified as long-term debt on the accompanying combined balance sheet.

4.	Goodwill

The following table reflects the Communities’ goodwill as of December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Goodwill	$1,680,000	$1,680,000

5.	Property and Equipment, net

Property and equipment consisted of the following at December 31, 2011 and 2010:

	2011	2010

Land and land improvements	$4,889,273	$4,241,990
Building and building improvements	25,677,146	25,688,561
Equipment	2,844,805	2,208,802

	33,411,224	32,139,353
Less: accumulated depreciation	(1,569,556)	(463,891)

	$31,841,668	$31,675,462

6.	Members’ Equity (Deficit)

Distributions to the members’ are made under complete discretion of the manager, an affiliate of Capital Health.

F–28

Capital Health Retirement Communities (Four Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011 and 2010

7.	Related Party Transactions

The Communities had $477,698 in due from related party and $308,544 in due to related party in the combined balance sheets related as of December 31, 2011 and 2010, respectively.

8.	Commitments and Contingencies

From time to time the Communities may be exposed to litigation arising from operations of their business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Communities’ financial condition or results of operations.

9.	Subsequent Events

On December 21, 2012, Capital Health sold the Communities to CNL Healthcare Properties, Inc. for approximately $72.4 million, exclusive of closing costs, and an additional Community for approximately $12.7 million, exclusive of closing costs. The Communities will continue to be operated by affiliates of Capital Health under a management agreement.

In connection with the sale of the Communities to CNL Healthcare Properties, Inc., all of the Communities’ outstanding debt was repaid in full and CNL Healthcare Properties, Inc. obtained new financing of approximately $48.5 million. Furthermore, the Communities’ incurred an exit fee of $410,000 upon settlement of the master loan agreement.

The accompanying audited combined financial statements were authorized for issue on March 13, 2013. Subsequent events are evaluated through that date.

F–29

TRANQUILLITY AT FREDERICKTOWNE, INC.

AND AFFILIATE (FIFTH COMMUNITY)

Combined Financial Statements

September 30, 2012

F–30

Tranquillity at Fredericktowne, Inc. and Affiliate

F–31

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Combined Balance Sheet

September 30, 2012

(Unaudited)
September 30,
2012
ASSETS
Current Assets
Cash and cash equivalents	$371,368
Restricted cash	728,835
Prepaid expenses and other assets	487,572

Total current assets	1,587,775

Property and equipment, net	12,623,922
Loan costs, net	288,901

Total assets	$14,500,598

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$526,369
Due to related party	32,197

Total current liabilities	558,566

Long-term debt	6,067,776

Total liabilities	6,626,342

Members’ equity	7,874,256

Total members’ equity	7,874,256

Total liabilities and members’ equity	$14,500,598

The accompanying notes are an integral part of these combined financial statements.

F–32

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Combined Statements of Operations

For The Period From January 1 to June 27, 2012 and

For The Period From June 28, 2012 to September 30, 2012

	(Unaudited)	(Unaudited)
	January 1 to June 27, 2012	June 28 to September 30, 2012
Revenues:
Resident fees and services	$2,074,084	$1,370,588
Other	12,485	7,000

Total revenues	2,086,569	1,377,588

Costs and expenses:
Property operating and maintenance expenses	1,353,203	1,105,811
General and administrative expense	303,267	96,316
Depreciation	104,779	80,833

Total costs and expenses	1,761,249	1,282,960

Operating income	325,320	94,628

Other costs and expenses:
Interest expense and loan costs amortization	(167,678)	(76,796)
Other income	—	6,424

Total other costs and expenses	(167,678)	(70,372)

Net income	$157,642	$24,256

The accompanying notes are an integral part of these combined financial statements.

F–33

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Combined Statement of Changes in Equity

For The Period From June 28, 2012 to

September 30, 2012

(Unaudited)
Balance, January 1, 2012	$(3,341,008)
Members’ distributions	(173,028)
Net income	157,642

Balance, June 27, 2012	(3,356,394)
Elimination of previous members’ deficit	3,356,394
Capital Health’s purchase price	7,850,000

Balance, June 28, 2012	7,850,000
Net income	24,256

Balance, September 30, 2012	$7,874,256

The accompanying notes are an integral part of these combined financial statements.

F–34

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Combined Statements of Cash Flows

For The Period From January 1 to June 27, 2012 and

For The Period From June 28, 2012 to September 30, 2012

	(Unaudited)	(Unaudited)
	January 1 to June 27, 2012	June 28 to September 30, 2012
Cash flows from operating activities
Net income	$157,642	$24,256
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	104,779	80,833
Amortization of loan costs	1,171	1,905
Changes in assets and liabilities:
Accounts receivable, net	43,612	—
Prepaid expenses and other assets	25,247	(487,572)
Accounts payable and accrued expenses	4,040	526,369
Due from (to) affiliates	—	32,197
Unearned rent	23,206	—
Accrued interest payable	(5,926)	—

Net cash provided by operating activities	353,771	177,988

Cash flows from investing activities
Additions to property and equipment	(17,336)	(4,755)
Acquisition of real estate	—	(6,600,000)
Increase in restricted cash	(103,444)	(728,835)

Net cash used in investing activities	(120,780)	(7,333,590)

Cash flows from financing activities
Borrowings on debt	90,000	—
Payments in debt borrowings	(83,494)	(32,224)
Payments of loan costs	—	(290,806)
Contributions by members	—	7,850,000
Distributions to members	(173,028)	—

Net cash provided by (used in) financing activities	(166,522)	7,526,970

Net increase in cash	66,469	371,368
Cash
Beginning of period	40,827	—

End of period	$107,296	$371,368

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$172,433	$74,891

Supplemental disclosure of non-cash investing and financing activities:
Assumption of loan from previous members	$—	$6,100,000

The accompanying notes are an integral part of these combined financial statements.

F–35

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Notes to Combined Financial Statements

For the Period from June 28, 2012 to September 30, 2012

NOTE 1: ORGANIZATION AND NATURE OF BUSINESS

Tranquillity at Fredericktowne, Inc. (the Community), a Maryland subchapter S corporation, was formed in 2000 for the purpose of operating a 74-unit assisted living facility in Frederick, Maryland. On June 28, 2012, the Community was acquired by affiliates of Capital Health Group LLC (“Capital Health”) for approximately $6.6 million, net of the assumption of the Community’s mortgage.

In accordance with generally accepted accounting principles in the U.S., when an entity acquires a wholly owned subsidiary the purchaser is required to record the acquired company’s assets and liabilities at the fair value of the assets and liabilities assumed. As such, the Community’s Combined Statements of Operations and Cash Flows present the Community’s results prior to the acquisition.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination: The accompanying combined financial statements include the accounts of the entities listed in Note 1, collectively referred to as the Community. All significant intercompany accounts and transactions have been eliminated in combination.

Use of Estimates: Management of the Community has made certain estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities, and the reporting of revenues and expenses to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Cash and Cash Equivalents: For purposes of the combined statements of cash flows, the Community considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents, excluding amounts whose use is limited by note indenture.

The Community maintains both interest-bearing and noninterest-bearing cash accounts with various financial institutions. Interest-bearing accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per account holder. At September 30, 2012, the Community had no uninsured cash balances.

Restricted Cash: Certain amounts of cash are restricted to fund capital expenditures or represent certain tenant security deposits.

Property and Equipment: Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful life of each class of depreciable assets as follows:

Land improvements	8 to 10 years
Building and improvements	5 to 25 years
Equipment	3 to 20 years
Furniture and fixtures	5 to 15 years

Loan Costs: Loan costs related to the mortgage payable described in Note 3 are amortized over the life of the loan using the effective interest method.

Revenue Recognition and Deferred Revenue: The Community recognizes rental revenue from its residents on a monthly basis. It bills the residents one month in advance of service being rendered and, therefore, cash payments received for services are recorded as deferred revenue until the services are rendered and the revenue is earned. The Community also bills the residents for ancillary services provided to the residents.

F–36

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Costs: The Community’s policy is to expense advertising costs as incurred. Advertising costs of approximately $6,500 were expensed during the period from June 28, 2012 to September 30, 2012.

Income Taxes: The Community has elected to be taxed under the provisions of subchapter S of the Internal Revenue Code. Therefore, neither the Community nor the partnership are taxpaying entities. Accordingly, no income tax provision has been included in the combined financial statements because income or loss of the Community is required to be reported by the stockholders or partners on their personal income tax returns.

New Accounting Policies: The Community believes there are no new accounting pronouncements for which adoption will have a material impact on the combined financial statements.

NOTE 3: ACQUISITION

On June 28, 2012, Capital Health purchased the Community from an unaffiliated party for approximately $6.6 million ($12.7 million less debt assumed of $6.1 million). The following summarizes the allocation of the purchase price for the Community and the estimated fair value of the assets and liabilities acquired:

Total Purchase Price Allocation

Assets
Land and land improvements	$1,203,028
Buildings and improvements	11,346,972
Equipment	150,000
Liabilities
Less: Mortgage assumed	6,100,000

Net assets acquired	$6,600,000

NOTE 4: LONG-TERM DEBT

In conjunction with the purchase of the Community on June 28, 2012, Capital Health assumed the previous owner’s mortgage, which is insured under Section 232 of the National Housing Act, as amended, and is administered by the U.S. Department of Housing and Urban Development (HUD). Payments are made in monthly installments based on an interest rate of 4.77%, through September 2050, secured by real estate and personal property of the Community.

The debt contains customary affirmative, negative and financial covenants including limitations on incurrence of additional indebtedness, restrictions on member distributions, debt service coverage ratio and current ratio test. As of September 30, 2012, the Community was in compliance with the aforementioned covenants.

Aggregate principal maturities for each of the succeeding five years are as follows:

2012	$—
2013	—
2014	—
2015	—
2016	—
Thereafter	6,067,776

Total	$6,067,776

F–37

NOTE 5: PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of September 30, 2012:

Land and land improvements	$1,203,028
Building and building improvements	11,346,972
Equipment	154,755

12,704,755
Less: accumulated depreciation	(80,833)

$12,623,922

NOTE 6: MANAGEMENT FEES

The Community pays a management fee to The Village of Laurel Run. Management fees for the period from June 28, 2012 to September 30, 2012 were $64,102, representing 5% of gross revenue. Management fees payable were $15,981 as of September 30, 2012.

NOTE 7: SUBSEQUENT EVENT - SALE OF COMMUNITY

On December 21, 2012, Capital Health sold the Community to CNL Healthcare Properties, Inc. for approximately $12.7 million, exclusive of closing costs. The Community will continue to be operated by affiliates of Capital Health under a management agreement.

In connection with the sale of the Community to CNL Healthcare Properties, Inc., all of Capital Health’s outstanding debt was repaid in full and CNL Healthcare Properties, Inc. obtained new financing of approximately $48.5 million.

The accompanying audited combined financial statements were authorized for issue on March 13, 2013. Subsequent events are evaluated through that date.

F–38

TRANQUILLITY AT FREDERICKTOWNE, INC.

AND AFFILIATE (FIFTH COMMUNITY)

Combined Financial Statements

June 27, 2012 and 2011

F–39

Tranquillity at Fredericktowne, Inc. and Affiliate

F–40

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Stockholders and Partners

Tranquillity at Fredericktowne, Inc. and Affiliate

Frederick, Maryland

We have reviewed the accompanying combined balance sheets of Tranquillity at Fredericktowne, Inc. and Tranquillity at Fredericktowne Limited Partnership (collectively, “the Company”) as of June 27, 2012 and 2011, and the related combined statements of operations, changes in equity, and cash flows for the periods from January 1 to June 27, 2012 and 2011. A review includes primarily applying analytical procedures to management’s financial data and making inquires of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the combined financial statements.

Our responsibility is to conduct the reviews in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the combined financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying combined financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

Roanoke, Virginia

February 25, 2013

F–41

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Combined Balance Sheets

June 27, 2012 and 2011

	2012	2011
ASSETS

PROPERTY AND EQUIPMENT
Land and land improvements	$539,292	$539,292
Buildings and building improvements	5,603,574	5,512,295
Furniture, fixtures, and equipment	616, 434	601,913

Total property and equipment	6,759,300	6,653,500

Less accumulated depreciation	2,193,875	1985,171

Property and equipment, net	4,565,425	4,668,329

CASH AND CASH EQUIVALENTS	107,296	208,991

RESTRICTED CASH	245,055	235,035

ACCOUNTS RECEIVABLE, net of allowance for doubtful accounts of $127,872 and $147,304 in 2012 and 2011, respectively	—	47,941

PREPAID EXPENSES AND OTHER ASSETS	25,800	33,252

DEFERRED FINANCING COSTS, net of accumulated amortization of $4,097 and $1,756, in 2012 and 2011, respectively	89,546	91,887

TOTAL ASSETS	$5,033,122	$5,285,435

LIABILITIES AND EQUITY

LIABILITIES
Notes payable	$6,994,557	$7,138,846
Line of credit	190,236	100,000
Loans from stockholders	830,176	830,176
Accounts payable and accrued expenses	279,233	411,803
Accrued interest payable	21,774	24,517
Deferred revenue	73,540	133,442

Total liabilities	8,389,516	8,638,784

EQUITY
Common stock, $1 par value, 10,000 shares authorized, 4,000 shares issued and outstanding	4,000	4,000
Additional paid-in capital	436,782	436,782
Retained earnings (deficit)	(2,599,931)	(2,669,636)
Partners’ capital (deficit)	(1,197,245)	(1,124,495)

Total equity (deficit)	(3,356,394)	(3,353,349)

TOTAL LIABILITIES AND EQUITY	$5,033,122	$5,285,435

See accompanying notes and independent accountants’ review report.

F–42

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Combined Statements of Operations

For The Periods From January 1 to June 27, 2012 and 2011

	2012	2011

OPERATING REVENUE
Resident fees	$2,074,084	$2,069,041
Other income	12,485	7,348

Total operating revenue	2,086,569	2,076,389

OPERATING EXPENSES
Labor	1,095,537	1,070,678
Depreciation	104,779	103,024
General and administrative	251,956	229,582
Food	79,546	87,076
Insurance	51,148	59,745
Utilities	63,241	73,382
Taxes and license fees	1,096	51,214
Repairs and maintenance	62,635	49,630
Advertising and marketing	29,466	33,713
Ancillary expenses	21,845	21,007

Total operating expenses	1,761,249	1,779,051

INCOME FROM OPERATIONS	325,320	297,338

OTHER EXPENSE
Interest expense	166,507	170,906
Amortization of financing costs	1,171	1,171

Total other expense	167,678	172,077

NET INCOME	$157,642	$125,261

See accompanying notes and independent accountants’ review report.

F–43

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Combined Statements of Changes in Equity

For The Periods From January 1 to June 27, 2012 and 2011

		Additional	Retained	Partners’
	Common	Paid-in	Earnings	Capital
	Stock	Capital	(Deficit)	(Deficit)	Total

Equity, January 1, 2011	$4,000	$436,782	$(2,844,349)	$(1,059,983)	$(3,463,550)

Net income (loss)	—	—	189,773	(64,512)	125,261

Stockholder distributions	—	—	(15,060)	—	(15,060)

Equity, June 27, 2011	$4,000	$436,782	$(2,669,636)	$(1,124,495)	$(3,353,349)

Equity, January 1, 2012	$4,000	$436,782	$(2,594,905)	$(1,186,885)	$(3,341,008)

Net income (loss)	—	—	168,002	(10,360)	157,642

Stockholder distributions	—	—	(173,028)	—	(173,028)

Equity, June 27, 2012	$4,000	$436,782	$(2,599,931)	$(1,197,245)	$(3,356,394)

See accompanying notes and independent accountants’ review report.

F–44

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Combined Statements of Cash Flows

For The Periods From January 1 to June 27, 2012 and 2011

	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$157,642	$125,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	104,779	103,024
Amortization of financing costs	1,171	1,171
Changes in assets and liabilities:
Accounts receivable, net	43,612	58,689
Prepaid expenses and other assets	25,247	38,065
Accounts payable and accrued expenses	4,040	(21,971)
Accrued interest payable	(5,926)	—
Deferred revenue	23,206	70,608

Net cash provided by operating activities	353,771	374,847

CASH FLOWS FROM INVESTING ACTIVITIES:
Deposits to (withdrawals from) restricted cash accounts	(103,444)	21,864
Purchase of property and equipment	(17,336)	(106,421)

Net cash used in investing activities	(120,780)	(84,557)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from line of credit	90,000	—
Repayment of notes payable	(83,494)	(75,614)
Stockholder distributions	(173,028)	(15,060)

Net cash used in financing activities	(166,522)	(90,674)

NET INCREASE IN CASH AND CASH EQUIVALENTS	66,469	199,616

CASH AND CASH EQUIVALENTS, beginning of period	40,827	9,375

CASH AND CASH EQUIVALENTS, end of period	$107,296	$208,991

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$172,433	$170,906

See accompanying notes and independent accountants’ review report.

F–45

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Notes to Combined Financial Statements

For the Periods from January 1 to June 27, 2012 and 2011

NOTE 1:	ORGANIZATION AND NATURE OF BUSINESS

Tranquillity at Fredericktowne, Inc. (the Corporation), a Maryland subchapter S corporation, was formed in 2000 for the purpose of operating a 74-unit assisted living facility in Frederick, Maryland. The Corporation leases its facility from Tranquillity at Fredericktowne Limited Partnership, which owns the property and equipment.

Tranquillity at Fredericktowne Limited Partnership (the Partnership), a Maryland limited partnership, was formed in 1998 to own a 74-unit assisted living facility located in Frederick, Maryland. The facility’s mortgage is insured under Section 232 of the National Housing Act, as amended, and is administered by the U.S. Department of Housing and Urban Development (HUD). As noted above, the Partnership leases the facility to the Corporation.

Purpose of Independent Accountants’ Report: As discussed in Note 10, the Company sold the assisted living facility and related assets to an unrelated party in a transaction that closed on June 28, 2012. The Company is preparing combined financial statements as of the day before the sale, as required by the purchaser.

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination: The accompanying combined financial statements include the accounts of the entities listed in Note 1, collectively referred to as the Company. All significant intercompany accounts and transactions have been eliminated in combination.

Cash and Cash Equivalents: For purposes of the combined statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents, excluding amounts whose use is limited by note indenture.

Property and Equipment: Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful life of each class of depreciable assets as follows:

Land improvements	8 to 10 years
Building and improvements	5 to 25 years
Equipment	3 to 20 years
Furniture and fixtures	5 to 15 years

Deferred Financing Costs: Deferred financing costs related to the mortgage payable described in Note 8 are amortized over the life of the loan using the effective interest method.

Accounts Receivable: Accounts receivable are stated at cost less an allowance for doubtful accounts. The allowance for doubtful accounts is maintained at a level considered adequate to provide for losses that can be reasonably anticipated, based on historical collection levels and management’s assessment of individual accounts. Accounts are written off when substantially all collection efforts have been exhausted.

F–46

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Notes to Combined Financial Statements (continued)

For the Period from June 28, 2012 to September 30, 2012

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition and Deferred Revenue: The Corporation recognizes rental revenue from its residents on a monthly basis. It bills the residents one month in advance of service being rendered and, therefore, cash payments received for services are recorded as deferred revenue until the services are rendered and the revenue is earned. The Corporation also bills the residents for ancillary services provided to the residents.

Use of Estimates: Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities, and the reporting of revenues and expenses to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Advertising Costs: The Company’s policy is to expense advertising costs as incurred.

Income Taxes: The Corporation has elected to be taxed under the provisions of subchapter S of the Internal Revenue Code. Therefore, neither the Corporation nor the Partnership are taxpaying entities. Accordingly, no income tax provision has been included in the combined financial statements because income or loss of the Company is required to be reported by the stockholders or partners on their personal income tax returns.

NOTE 3:	CASH BALANCES

The Company maintains both interest-bearing and noninterest-bearing cash accounts with various financial institutions. Interest-bearing accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per account holder. Beginning December 31, 2010, through December 31, 2012, all noninterest-bearing accounts are fully insured regardless of balance. At June 27, 2012 and 2011, the Company had no uninsured cash balances.

NOTE 4:	CONCENTRATION OF CREDIT RISK

The Company grants credit without collateral to its residents, most of whom are from the local area. The Company’s accounts receivable were concentrated in the following major payor classes at June 27, 2012 and 2011:

	2012	2011

Medicaid	$1,912	$—
Private pay	125,960	195,245

	127,872	195,245
Less allowance for doubtful accounts	(127,872)	(147,304)

Accounts receivable, net	$—	$47,941

F–47

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Notes to Combined Financial Statements (continued)

For the Period from June 28, 2012 to September 30, 2012

NOTE 5:	RESTRICTED CASH

Under the regulatory agreement, the Partnership is required to set aside amounts for the replacement of property and for property taxes and insurance. HUD-restricted deposits of $245,055 and $235,035 at June 27, 2012 and 2011, respectively, are held by the mortgagee for this purpose.

NOTE 6:	LINE OF CREDIT

In 2011, the Corporation had available a line of credit of $100,000 with a commercial bank, bearing interest at 5%. The outstanding balance on the line at June 27, 2011 was $100,000. In 2012, the line of credit was increased to $200,000. The outstanding balance on the line at June 27, 2012 was $190,236.

NOTE 7:	LOANS FROM STOCKHOLDERS

The Corporation has loans payable to its stockholders in the total amount of $830,176 for each of the periods ended June 27, 2012 and 2011. These loans have no set payback requirement, presently bear no interest, and are unsecured.

NOTE 8:	NOTES PAYABLE

The Company’s notes payable consist of the following at June 27, 2012 and 2011:

	2012	2011

HUD-insured mortgage, payable by the Partnership in monthly installments of $28,867, including interest at 4.77%, through September 2050, secured by real estate and personal property of the Partnership.	$6,086,630	$6,141,284

Note payable by the Corporation to a vehicle financing company in monthly installments of $928, including imputed interest at 0.7%, through June 2012, secured by the vehicle.	—	10,369

Note payable by the Corporation to a bank in monthly installments of $3,334, including interest at 5%, through January 2015, secured by all property and equipment of the Corporation. The note was refinanced in September 2011 and the remaining balance was paid off.	—	156,229

F–48

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Notes to Combined Financial Statements (continued)

For the Period from June 28, 2012 to September 30, 2012

NOTE 8:	NOTES PAYABLE (continued)

	2012	2011

Note payable by the Corporation to a bank in monthly installments of $7,358, including interest at 3.75%, through October 2017, secured by all property and equipment of the Corporation. The note was refinanced in September 2011 and the remaining balance was paid off.	—	830,964

Note payable by the Corporation to a bank in monthly principal payments of $7,240, plus interest at 4.25%, with a balloon payment of outstanding principal and interest in September 2016, secured by all property and equipment of the Corporation.	907,927	—

Total notes payable	$6,994,557	$7,138,846

Aggregate maturities required on principal for each of the succeeding five years are as follows:

2012	$6,086,630
2013	86,880
2014	86,880
2015	86,880
2016	647,287

Total	$6,994,557

NOTE 9:	MANAGEMENT FEES

The Corporation pays a management fee to The Village of Laurel Run. Management fees for the periods from January 1, 2012 to June 27, 2012 were $104,523 and from January 1, 2011 to June 27, 2011 were $104,702, representing 5% of gross revenue. Management fees payable were $14,385 and $35,823, respectively, as of June 27, 2012 and 2011.

NOTE 10:  SUBSEQUENT EVENT - SALE OF FACILITY

Management has evaluated subsequent events through February 25, 2013, which is the date the combined financial statements were available to be issued, and has determined that the following disclosure is necessary.

In a transaction that closed on June 28, 2012, the Company sold the assisted living facility and related assets to an unrelated party for $12,700,000, which included the assumption of the Partnership’s mortgage by the purchaser.

F–49

TRANQUILLITY AT FREDERICKTOWNE, INC.

AND AFFILIATE (FIFTH COMMUNITY)

Combined Audited Financial Statements

December 31, 2011 and 2010

F–50

Tranquillity at Fredericktowne, Inc. and Affiliate

F–51

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Partners

Tranquillity at Fredericktowne, Inc. and Affiliate

Frederick, Maryland

We have audited the accompanying combined balance sheets of Tranquillity at Fredericktowne, Inc. and Tranquillity at Fredericktowne Limited Partnership (collectively, “the Company”) as of December 31, 2011 and 2010, and the related combined statements of operations, changes in equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Roanoke, Virginia

February 15, 2013

F–52

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Combined Balance Sheets

December 31, 2011 and 2010

	2011	2010
ASSETS

PROPERTY AND EQUIPMENT
Land and land improvements	$539,292	$539,292
Buildings and building improvements	5,586,238	5,428,803
Furniture, fixtures, and equipment	616,434	578,984

Total property and equipment	6,741,964	6,547,079

Less accumulated depreciation	2,089,096	1,882,148

Property and equipment, net	4,652,868	4,664,931

CASH AND CASH EQUIVALENTS	40,827	9,375

RESTRICTED CASH	141,611	256,899

ACCOUNTS RECEIVABLE, net of allowance for doubtful accounts of $127,872 and $147,304 in 2011 and 2010, respectively	43,612	106,630

PREPAID EXPENSES AND OTHER ASSETS	51,048	71,317

DEFERRED FINANCING COSTS, net of accumulated amortization of $2,926 and $585 in 2011 and 2010, respectively	90,717	93,058

TOTAL ASSETS	$5,020,683	$5,202,210

LIABILITIES AND EQUITY

LIABILITIES
Notes payable	7,078,051	$7,214,460
Line of credit	100,236	100,000
Loans from stockholders	830,176	830,176
Accounts payable and accrued expenses	275,194	433,773
Accrued interest payable	27,700	24,517
Deferred revenue	50,334	62,834

Total liabilities	8,361,691	8,665,760

EQUITY
Common stock, $1 par value, 10,000 shares authorized, 4,000 shares issued and outstanding	4,000	4,000
Additional paid-in capital	436,782	436,782
Retained earnings (deficit)	(2,594,905)	(2,844,349)
Partners’ capital (deficit)	(1,186,885)	(1,059,983)

Total equity	(3,341,008)	(3,463,550)

TOTAL LIABILITIES AND EQUITY	$5,020,683	$5,202,210

See accompanying notes to combined financial statements.

F–53

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Combined Statement of Operations

For the Years Ended December 31, 2011 and 2010

	2011	2010

OPERATING REVENUE
Resident fees	$4,179,308	$3,385,079
Other income	53,756	25,674

Total operating revenue	4,233,064	3,410,753

OPERATING EXPENSES
Labor	2,169,812	2,016,479
Depreciation	206,949	195,924
General and administrative	479,584	412,306
Food	176,954	149,272
Insurance	153,494	140,313
Utilities	148,669	175,338
Taxes and license fees	84,651	103,062
Repairs and maintenance	100,612	80,228
Advertising and marketing	60,741	46,038
Ancillary expenses	50,724	35,660
Bad debt	—	97,162

Total operating expenses	3,632,190	3,451,782

INCOME (LOSS) FROM OPERATIONS	600,874	(41,029)

OTHER EXPENSE
Interest expense	340,931	431,991
Amortization of financing costs	2,341	10,565
Loss on early extinguishment of debt	—	445,480

Total other expense	343,272	888,036

NET INCOME (LOSS)	$257,602	$(929,065)

See accompanying notes to combined financial statements.

F–54

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Combined Statements of Changes in Equity

For The Years Ended December 31, 2011 and 2010

		Additional	Retained	Partners’
	Common	Paid-in	Earnings	Capital
	Stock	Capital	(Deficit)	(Deficit)	Total

Equity, January 1, 2010, unaudited	$4,000	$436,782	$(2,524,734)	$(450,533)	$(2,534,485)

Net loss	—	—	(319,615)	(609,450)	(929,065)

Equity, December 31, 2010	4,000	436,782	(2,844,349)	(1,059,983)	(3,463,550)

Net income (loss)	—	—	384,504	(126,902)	257,602

Stockholder distributions	—	—	(135,060)	—	(135,060)

Equity, December 31, 2011	$4,000	$436,782	$(2,594,905)	$(1,186,885)	$(3,341,008)

See accompanying notes to combined financial statements.

F–55

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Combined Statements of Changes in Equity

For The Years Ended December 31, 2011 and 2010

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$257,602	$(929,065)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	206,949	195,924
Amortization of financing costs	2,341	10,565
Loss on write-off of unamortized financing costs	—	445,480
Changes in assets and liabilities:
Accounts receivable, net	63,018	(34,300)
Prepaid expenses and other assets	20,269	29,019
Accounts payable and accrued expenses	(158,580)	54,384
Accrued interest payable	3,183	(11,066)
Deferred revenue	(12,500)	(19,861)

Net cash provided by (used in) operating activities	382,282	(258,920)

CASH FLOWS FROM INVESTING ACTIVITIES:
Withdrawals from restricted cash accounts	115,288	53,337
Purchase of property and equipment	(194,885)	(251,292)

Net cash used in investing activities	(79,597)	(197,955)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	—	6,180,600
Net proceeds from line of credit	236	—
Increase in loans from stockholders	—	120,000
Repayment of notes payable	(136,409)	(5,762,111)
Stockholder distributions	(135,060)	—
Payment of refinancing costs	—	(93,643)

Net cash provided by (used in) financing activities	(271,233)	444,846

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	31,452	(12,029)

CASH AND CASH EQUIVALENTS, beginning of period	9,375	21,404

CASH AND CASH EQUIVALENTS, end of period	$40,827	$9,375

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$337,748	$418,540

See accompanying notes to combined financial statements.

F–56

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Notes to Combined Financial Statements

For the Years Ended December 31, 2011 and 2010

NOTE 1:	ORGANIZATION AND NATURE OF BUSINESS

Tranquillity at Fredericktowne, Inc. (the Corporation), a Maryland subchapter S corporation, was formed in 2000 for the purpose of operating a 74-unit assisted living facility in Frederick, Maryland. The Corporation leases its facility from Tranquillity at Fredericktowne Limited Partnership, which owns the property and equipment.

Tranquillity at Fredericktowne Limited Partnership (the Partnership), a Maryland limited partnership, was formed in 1998 to own a 74-unit assisted living facility located in Frederick, Maryland. The facility’s mortgage is insured under Section 232 of the National Housing Act, as amended, and is administered by the U.S. Department of Housing and Urban Development (HUD). As noted above, the Partnership leases the facility to the Corporation.

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination: The accompanying combined financial statements include the accounts of the entities listed in Note 1, collectively referred to as the Company. All significant intercompany accounts and transactions have been eliminated in combination.

Cash and Cash Equivalents: For purposes of the combined statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents, excluding amounts whose use is limited by note indenture.

Property and Equipment: Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful life of each class of depreciable assets as follows:

Land improvements	8 to 10 years
Building and improvements	25 years
Equipment	3 to 20 years
Furniture and fixtures	5 to 15 years

Deferred Financing Costs: Deferred financing costs related to the mortgage payable described in Note 8 are amortized over the life of the loan using the effective interest method.

Accounts Receivable: Accounts receivable are stated at cost less an allowance for doubtful accounts. The allowance for doubtful accounts is maintained at a level considered adequate to provide for losses that can be reasonably anticipated, based on historical collection levels and management’s assessment of individual accounts. Accounts are written off when substantially all collection efforts have been exhausted.

Revenue Recognition and Deferred Revenue: The Corporation recognizes rental revenue from its residents on a monthly basis. It bills the residents one month in advance of service being rendered and, therefore, cash payments received for services are recorded as deferred revenue until the services are rendered and the revenue is earned. The Corporation also bills the residents for ancillary services provided to the residents.

F–57

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Notes to Combined Financial Statements (continued)

For the Period from June 28, 2012 to September 30, 2012

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates: Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities, and the reporting of revenues and expenses to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Advertising Costs: The Company’s policy is to expense advertising costs as incurred.

Income Taxes: The Corporation has elected to be taxed under the provisions of subchapter S of the Internal Revenue Code. Therefore, neither the Corporation nor the Partnership are taxpaying entities. Accordingly, no income tax provision has been included in the combined financial statements because income or loss of the Company is required to be reported by the stockholders or partners on their personal income tax returns.

NOTE 3:	CASH BALANCES

The Company maintains both interest-bearing and noninterest-bearing cash accounts with various financial institutions. Interest-bearing accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per account holder. Beginning December 31, 2010, through December 31, 2012, all noninterest-bearing accounts are fully insured regardless of balance. At December 31, 2011 and 2010, the Company had no uninsured cash balances.

NOTE 4:	CONCENTRATION OF CREDIT RISK

The Company grants credit without collateral to its residents, most of whom are from the local area. The Company’s accounts receivable were concentrated in the following major payor classes at December 31, 2011 and 2010:

	2011	2010

Medicaid	$12,974	$10,313
Private pay	158,510	243,621

	171,484	253,934
Less allowance for doubtful accounts	(127,872)	(147,304)

Accounts receivable, net	$43,612	$106,630

NOTE 5:	RESTRICTED CASH

Under the regulatory agreement, the Partnership is required to set aside amounts for the replacement of property and for property taxes and insurance. HUD-restricted deposits of $141,611 and $256,899 at December 31, 2011 and 2010, respectively, are held by the mortgagee for this purpose.

F–58

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Notes to Combined Financial Statements (continued)

For the Period from June 28, 2012 to September 30, 2012

NOTE 6: LINE OF CREDIT

In 2010, the Corporation had available a line of credit of $100,000 with a commercial bank, bearing interest at 5%. The outstanding balance on the line at December 31, 2010 was $100,000. In 2011, the line of credit was increased to $200,000. The outstanding balance on the line at December 31, 2011 was $100,236.

NOTE 7:	LOANS FROM STOCKHOLDERS

The Corporation has loans payable to its stockholders in the total amount of $830,176 for each of the years ended December 31, 2011 and 2010. These loans have no set payback requirement, presently bear no interest, and are unsecured.

NOTE 8:	NOTES PAYABLE

The Company’s notes payable consist of the following at December 31, 2011 and 2010:

	2011	2010

HUD-insured mortgage, payable by the Partnership in monthly installments of $28,867, including interest at 4.77%, through September 2050, secured by real estate and personal property of the Partnership.	$6,114,282	$6,167,650

Note payable by the Corporation to a vehicle financing company in monthly installments of $928, including imputed interest at 0.7%, through June 2012, secured by the vehicle.	5,163	15,726

Note payable by the Corporation to a bank in monthly installments of $3,334, including interest at 5%, through January 2015, secured by all property and equipment of the Corporation. The note was refinanced in 2011 and the remaining balance was paid off.	—	172,098

Note payable by the Corporation to a bank in monthly installments of $7,358, including interest at 3.75%, through October 2017, secured by all property and equipment of the Corporation. The note was refinanced in 2011 and the remaining balance was paid off.	—	858,986

F–59

TRANQUILLITY AT FREDERICKTOWNE, INC. AND AFFILIATE

Notes to Combined Financial Statements (continued)

For the Period from June 28, 2012 to September 30, 2012

NOTE 8:	NOTES PAYABLE (continued)

	2011	2010

Note payable by the Corporation to a bank in monthly principal payments of $7,240, plus interest at 3.75%, with a balloon payment of outstanding principal and interest in September 2016, secured by all property and equipment of the Corporation.	958,606	—

Total notes payable	$7,078,051	$7,214,460

Aggregate maturities required on principal for each of the succeeding five years and thereafter are as follows:

2012	$155,253
2013	145,579
2014	148,441
2015	151,443
2016	154,590
Thereafter	6,322,745

Total	$7,078,051

NOTE 9:	MANAGEMENT FEES

The Corporation pays a management fee to The Village of Laurel Run. Management fees for the years ended December 31, 2011 and 2010 were $212,886 and $172,584, respectively, representing 5% of gross revenue. Management fees payable were $18,492 and $117,297 as of December 31, 2011 and 2010, respectively.

NOTE 10:  SUBSEQUENT EVENT - SALE OF FACILITY

Management has evaluated subsequent events through February 15, 2013, which is the date the combined financial statements were available to be issued, and has determined that the following disclosure is necessary.

In a transaction that closed on June 28, 2012, the Company sold the assisted living facility and related assets to an unrelated party for $12,700,000, which included the assumption of the Partnership’s mortgage by the purchaser.

F–60

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions, disposition and financing transitions, as applicable.

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Healthcare Properties, Inc. and its Subsidiaries (collectively, the “Company”) is presented as if the December acquisitions of ten senior living communities and the disposition, described in Note 2, had occurred as of September 30, 2012. The accompanying Unaudited Pro Forma Consolidated Statements of Operations of the Company are presented for the nine months ended September 30, 2012 and the year ended December 31, 2011 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and disposition as described in Note 2 as if they had occurred as of January 1, 2011.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results as if the transactions reflected herein had occurred on the date or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2011 and the Company’s financial statements as filed on Form 10-Q/A for the quarter ended September 30, 2012.

F–61

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2012

	CNL Healthcare Properties, Inc. Historical	Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma
ASSETS

Real estate assets:
Operating real estate assets, net	$80,987,870	$71,533,000	(a)	$230,998,870
		78,478,000	(g)
Construction in process, including land (including VIEs $4,025,951)	4,031,951	—		4,031,951

Total real estate assets	85,019,821	150,011,000	(a)	235,030,821

Investments in unconsolidated entities	64,525,035	(59,062,229	) (b)	5,462,806
Cash (including VIEs $98,487)	39,208,866	62,332,149	(b)	98,487
		(41,031,111	) (c)
		(23,363,000	) (a)
		(344,253	) (e)
		(1,560,158	) (f)
		(36,600,000	) (g)
		(467,376	) (h)
		(2,886,682	) (i)
		4,810,052	(j)
Loan costs, net (including VIEs $577,875)	2,822,291	(776,436	) (d)	2,857,484
		344,253	(e)
		467,376	(h)

Intangibles, net	1,591,730	1,517,000	(a)	6,781,730
		3,673,000	(g)
Prepaid and other assets	1,384,788	2,949,000	(g)	4,333,788
Restricted cash (including VIEs $600,000)	827,283	—		827,283
Deposits	120,000	—		120,000

Total Assets	$195,499,814	$60,012,585		$255,512,399

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgages and other notes payable (including VIEs $1,000)	$95,192,000	$49,687,000	(a)	$153,379,000
		(40,000,000	) (c)
		48,500,000	(g)
Accounts payable and accrued expenses (including VIEs $1,670)	1,176,738	(432,231	) (c)	744,507
Due to related parties (including VIEs $87,069)	1,030,854	—		1,030,854
Other liabilities (including VIEs $203,307)	253,308	—		253,308

Total Liabilities	97,652,900	57,754,769		155,407,669

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share 200,000,000 shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share 300,000,000 shares authorized and unissued	—	—		—
Common stock, $0.01 par value per share 1,120,000,000 shares authorized at September 30, 2012 12,741,399 shares issued and 12,470,350 outstanding	127,405	481,005	(j)	608,410
Capital in excess of par value	107,105,683	4,329,047	(j)	111,434,730
Accumulated loss	(7,585,769)	3,269,920	(b)	(10,138,005)
		(598,880	) (c)
		(776,436	) (d)
		(1,560,158	) (e)
		(2,886,682	) (i)
Accumulated distributions	(1,800,405)	—		(1,800,405)

Total Stockholders Equity	97,846,914	2,257,816		100,104,730

Total Liabilities and Stockholders’ Equity	$195,499,814	$60,012,585		$255,512,399

See accompanying notes to unaudited pro forma consolidated financial statements.

F–62

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

	CNL Healthcare Properties, Inc. Historical	Capital Health Historical (1)	Capital Health Pro Forma Adjustments		Primrose II Communities Pro Forma Adjustments		CHT GCI Partners Pro Forma Adjustments		CHTSun IV Pro Forma Adjustments		Primrose Communities Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma

Revenues:
Rental income from operating leases	$4,786,656	$—	$—		$4,668,020	(a)	$—		$—		$980,966	(a)	$10,435,642
Resident fees and services	—	12,782,245	—		—		—		—		—		12,782,245

Total revenues	4,786,656	12,782,245	—		4,668,020		—		—		980,966		23,217,887

Expenses:
Property operating expenses	—	8,771,191	—		—		—		—		—		8,771,191
Acquisition fees and expenses	2,048,710	—	—		—		—		—		(1,874,530	) (d)	174,180
General and administrative	1,771,776	744,813	—		—		—		—		—		2,516,589
Asset management fees	813,006	—	638,301	(b)	547,919	(b)	93,818	(b)	(310,988	) (b)	140,083	(b)	1,922,139
Property management fees	217,579	626,187	140,748	(c)	83,758	(c)	30,072	(c)	(120,851	) (c)	16,759	(c)	994,252
Depreciation and amortization	1,470,400	1,021,294	2,117,694	(e)	1,825,467	(e)	—		—		420,949	(e)	6,855,804

Total expenses	6,321,471	11,163,485	2,896,743		2,457,144		123,890		(431,839)		(1,296,739)		21,234,155

Operating income (loss)	(1,534,815)	1,618,760	(2,896,743)		2,210,876		(123,890)		431,839		2,277,705		1,983,732

Other income (expense):
Interest and other income (expense)	10,110	6,433	—		—		—		—		—		16,543
Interest expense and loan cost amortization	(3,835,147)	(1,998,877)	440,215	(h)	(1,638,176	) (g)	—		1,312,936	(i)	(582,232	) (f)	(6,301,281)
Equity in earnings (loss) of unconsolidated entities	(466,337)	—	—		—		(523,883	) (k)	511,550	(j)	—		(478,670)

Total other expense	(4,291,374)	(1,992,444)	440,215		(1,638,176)		(523,883)		1,824,486		(582,232)		(6,763,408)

Net income (loss)	$(5,826,189)	$(373,684)	$(2,456,528)		$572,700		$(647,773)		$2,256,325		$1,695,473		$(4,779,676)

Loss per share of common stock (basic and diluted)	$(0.88)												$(0.45)

Weighted average number of shares of common stock outstanding (basic and diluted) (Note 5 (l))	6,616,876												10,686,403

(1)

Capital Health Historical amounts represent unaudited amounts of the Capital Health Retirement Communities and the Fredericktowne Community as presented in the unaudited combined statements of operations on pages F-9, F-33 and F-43 of this Form 8-K/A. (1)

See accompanying notes to unaudited pro forma consolidated financial statements.

F–63

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	CNL Healthcare Properties, Inc. Historical	Capital Health Historical (1)	Capital Health Pro Forma Adjustments		Primrose II Communities Pro Forma Adjustments		CHT GCI Partners Pro Forma Adjustments		Primrose Communities Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma

Revenues:
Rental income from operating leases	$—	$—	$—		$6,224,026	(a)	$—		$7,692,372	(a)	$13,916,398
Resident fees and services	—	11,862,769	—		—		—		—		11,862,769

Total revenues	—	11,862,769	—		6,224,026		—		7,692,372		25,779,167

Expenses:
Property operating expenses	—	9,594,562	—		—		—		—		9,594,562
Acquisition fees and expenses	892,313	—	—		—		—		(21,195	) (d)	871,118
General and administrative	869,091	1,365,954	—		—		—		—		2,235,045
Asset management fees	—	—	851,068	(b)	730,558	(b)	140,726	(b)	840,500	(b)	2,562,852
Property management fees	—	963,141	(251,375	) (c)	108,020	(c)	34,008	(c)	132,548	(c)	986,342
Depreciation and amortization	—	1,312,614	2,872,704	(e)	2,433,956	(e)	—		2,522,344	(e)	9,141,618

Total expenses	1,761,404	13,449,157	3,472,397		3,272,534		174,734		3,474,197		25,391,538

Operating income (loss)	(1,761,404)	(1,586,388)	(3,472,397)		2,951,492		(174,734)		4,218,175		387,630

Other income (expense):
Interest and other income (expense)	1,824	10,772	—		—		—		—		12,596
Interest expense and loan cost amortization	—	(2,312,080)	301,163	(h)	(2,180,920	) (g)	—		(5,514,428	) (f)	(9,706,265)
Equity in earnings (loss) of unconsolidated entities	—	—	—		—		282,946	(k)	—		282,946

Total other expense	1,824	(2,301,308)	301,163		(2,180,920)		282,946		(5,514,428)		(9,410,723)

Net Income (loss)	$(1,759,580)	$(3,887,696)	$(3,171,234)		$770,572		$108,212		$(1,296,253)		$(9,023,094)

Loss per share of common stock (basic and diluted)	$(1.62)										$(0.86)

Weighted average number of shares of common stock outstanding (basic and diluted) (Note 5 (l))	1,083,286										10,497,087

(1)

Capital Health Historical amounts represents amounts as presented in the audit amounts of the Capital Health Retirement Communities and the Fredericktowne Community in the combined statements of operations for the year ended December 31, 2011, as presented on pages F-21 and F-54 of this Form 8-K/A. (1)

See accompanying notes to unaudited pro forma consolidated financial statements.

F–64

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Healthcare Properties, Inc. and its Subsidiaries (collectively, the “Company”) is presented as if the December acquisitions of ten senior housing communities and the disposition, described in Note 2, had occurred as of September 30, 2012. The accompanying Unaudited Pro Forma Consolidated Statements of Operations of the Company are presented for the nine months ended September 30, 2012 and the year ended December 31, 2011 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and disposition as described in Note 2 as if they had occurred as of January 1, 2011. The amounts included in the historical columns represent the Company’s historical balance sheet and operating results for the respective Pro Forma Periods presented.

The accompanying Unaudited Pro Forma Consolidated Financial Statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position if the transactions reflected herein had occurred on January 1, 2011 or September 30, 2012, respectively, or been in effect during the Pro Forma Periods. In addition, this pro forma consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

2.	Pro Forma Transactions

ACQUISITIONS

Capital Health Communities

On December 21, 2012, the Company acquired five senior housing communities from affiliates of Capital Health Group, LLC (“Capital Health”), for a purchase price of approximately $85.1 million. The properties include: Brookridge Heights Community – Marquette, MI, Curry House Community – Cadillac, MI, Symphony Manor Community – Baltimore, MD, Woodholme Gardens Community – Pikesville, MD, and Tranquillity at Fredericktowne Community – Frederick, MD (the “Capital Health Communities”).

The senior housing communities feature a total of 348 residential units and will continue to be operated by affiliates of Capital Health under a management agreement. The Company will pay the property manager a fee equal to 5% of the monthly gross revenues of the Capital Health Communities and will reimburse the property manager for operating expenses incurred that are consistent with the annual business plan for the Capital Health Communities.

In connection with the acquisition of the Capital Health Communities, the Company entered into a term loan agreement with a lender, providing for a seven year term in the original aggregate principal amount of $48.5 million that bears interest at 4.25% which was used during the period from January 1, 2011 through the date of acquisition.

F–65

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

The following summarizes the allocation of the purchase price for the Capital Health Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$5,059,000
Land improvements	1,261,000
Building	69,617,000
Equipment	2,541,000
In-place lease	3,673,000
Other assets	2,949,000

Net assets acquired	$85,100,000

Primrose II Communities

On December 19, 2012, the Company acquired five senior housing communities from affiliates of Primrose Retirement Communities, LLC (“Primrose”), for a purchase price of approximately $73.1 million. The properties include: Primrose Retirement Community of Lima – Lima, OH, Primrose Retirement Community of Zanesville – Zanesville, OH, Primrose Retirement Community – Decatur, IL, Primrose Retirement Community of Council Bluffs – Council Bluffs, IA, and Aberdeen Primrose Cottages – Aberdeen, SD (the “Primrose II Communities”).

The senior housing communities feature a total of 323 residential units and will continue to be operated by Primrose under triple-net leases, each having an initial term of ten years, and, at the tenant’s discretion, two five-year renewal options. All of the leases are cross-defaulted among themselves. Annual base rent is equal to the properties’ lease basis multiplied by the lease rate. The lease rate is 7.25% in the initial lease year and will escalate thereafter pursuant to the lease agreements. Annual capital reserve income is allocated based on $300 per unit. The leases are accounted for as operating leases; therefore, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. Scheduled rental payments are recognized on a straight-line basis over the lease term so as to produce constant periodic rent in accordance with GAAP.

The following summarizes the allocation of the purchase price for the Primrose II Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$2,321,000
Land improvements	1,775,000
Building	66,024,000
Equipment	1,413,000
In-place lease	1,517,000

Net assets acquired	$73,050,000

In connection with the acquisition of the Primrose II Communities, the Company entered into a bridge financing with a lender, providing for a one-year senior facility in the original aggregate principal amount of $49.7 million that initially bore interest at LIBOR plus 3.75% which was used during the period from January 1, 2011 through the date of acquisition.

F–66

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

CHT GCI Partners I (Windsor Manor)

On August 31, 2012, the Company acquired a 75% membership interest in three senior housing communities through a joint venture, CHT GCI Partners I, LLC (“CHT GCI Partners”), formed by the Company and its co-venture partner, for approximately $4.8 million. The remaining 25% interest is held by the Company’s co-venture partner. The total acquisition price for the three senior housing communities was approximately $18.8 million. CHT GCI Partners I obtained a $12.4 million bridge loan a portion of which was used to refinance the existing indebtedness encumbering the properties in the portfolio. The non-recourse loan which is collateralized by the properties requires monthly interest-only payments until maturity. The bridge loan bore interest at LIBOR plus 3.75% which was used for the pro forma calculation during the period January 1, 2011 through the date of acquisition.

Under the terms of the venture agreement for CHT GCI Partners, the Company has an 11% preferred return on its capital contributions, which has priority over the Company’s co-venture partner’s 11% return on their capital contributions and shares control over major decisions with the Company’s co-venture partner.

The Company accounts for its investment in CHT GCI Partners under the equity method of accounting.

Primrose Communities

On February 16, 2012, the Company acquired five senior housing communities from affiliates of Primrose, for a purchase price of approximately $84.1 million, excluding closing costs. The properties include: Primrose Retirement Community of Casper – Casper, WY, Primrose Retirement Community of Grand Island – Grand Island, NE, Sweetwater Retirement Community – Billings, MT, Primrose Retirement Community of Marion – Marion, OH, and Primrose Retirement Community of Mansfield – Mansfield, OH (the “Primrose Communities”).

The senior housing communities feature a total of 394 residential units and will continue to be operated by Primrose under triple-net leases, each having an initial term of ten years, and, at the tenant’s discretion, two five-year renewal options. All of the leases are cross-defaulted among themselves. Annual base rent is equal to the properties’ lease basis multiplied by the lease rate. The lease rate is 7.875% in the initial lease year and will escalate thereafter pursuant to the lease agreements. Annual capital reserve income is allocated based on $300 per unit. The leases are accounted for as operating leases; therefore, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. Scheduled rental payments are recognized on a straight-line basis over the lease term so as to produce constant periodic rent in accordance with GAAP.

The following summarizes the allocation of the purchase price for the Primrose Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$4,220,700
Land improvements	1,525,400
Building	75,680,300
Equipment	933,300
In-place lease	1,690,300

Net assets acquired	$84,050,000

In connection with the acquisition of the Primrose Communities, the Company entered into a bridge financing with a lender, providing for a one-year senior facility in the original aggregate principal amount of $71.4 million that initially bore interest at LIBOR plus 6.00% which was used during the period from January 1, 2011 through the date of acquisition.

In connection with the acquisitions of Primrose II Communities, CHT GCI Partners and the Primrose Communities noted above, the Company incurred acquisition fees and costs of approximately $3.9 million, of which approximately $0.4 million was capitalized as investment in unconsolidated entities.

F–67

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

DISPOSITION

CHTSun Partners IV

On June 29, 2012, the Company acquired a 55% membership interest in seven senior housing properties through a joint venture, CHTSUN Partners IV, LLC (“CHTSun IV”), formed by the Company and its co-venture partner, Sunrise Senior Living Investments, Inc. (“Sunrise”), for approximately $56.7 million. The remaining 45% interest is held by Sunrise. The total acquisition price for the seven senior housing properties was approximately $226.1 million. The properties include: Sunrise of Santa Monica – Santa Monica, CA, Sunrise of Connecticut Avenue – Washington DC, Sunrise of Siegen – Baton Rouge, LA, Sunrise of Metairie – Metairie, LA, Sunrise of Gilbert – Gilbert, AZ, Sunrise of Louisville – Louisville, KY and Sunrise of Fountain Square – Lombard, IL (the “Sunrise Communities”). The Sunrise Communities feature 687 living units comprised of 129 independent living units, 374 assisted living units and 184 memory-care units. Sunrise Management will continue to operate and manage the Sunrise Communities pursuant to a long-term management agreement pursuant to which it will be paid a fee of 6% of gross revenues earned by the Sunrise Communities.

CHTSun IV obtained a $125.0 million loan from The Prudential Insurance Company of America (“Prudential”), a portion of which was used to refinance the existing indebtedness encumbering the properties in the portfolio. The non-recourse loan, which is collateralized by the properties, has a fixed-interest rate of 4.66% on $55.0 million of the principal amount and 5.25% on $70.0 million of the principal amount of the loan.

Under the terms of the venture agreement for CHTSun IV, the Company is entitled to receive a preferred return of 11% on its invested capital for the first seven years and shares control over major decisions with Sunrise. Subject to certain restrictions, Sunrise has the option to acquire 100% of the Company’s interest in the Joint Venture in years one and two and in years four through seven. The calculation of Sunrise’s purchase price varies depending on the date of the purchase and is based on the Company receiving a specified rate of return on the Company’s original investment.

In connection with the closing of CHTSun IV, the Company entered into a mezzanine loan agreement, providing for a mezzanine loan in the original aggregate principal amount of $40.0 million (the “Mezz Loan”). The Mezz Loan has a two-year term and interest on the outstanding principal balance of the Mezz Loan accrues from the date of the Mezz Loan through maturity at (i) a rate of 8% per annum for the first year, and (ii) a rate of 12% per annum for the second year. At maturity, the Company is required to pay the outstanding principal balance, all accrued and unpaid interest thereon, the exit fee of approximately $0.8 million, and all other amounts due.

The Company accounts for its investment in CHTSun IV under the equity method of accounting.

In connection with the acquisitions of CHTSun IV, the Company incurred acquisition fees and costs of approximately $2.8 million, all of which was capitalized as investment in unconsolidated entities.

On December 18, 2012, the Company entered into an agreement to sell its interests in CHTSun IV to Health Care REIT, Inc. (“HCN”) for a minimum sale price of $62.3 million (the “Sunrise Joint Venture Disposition”), subject to adjustments in the event the closing does not occur by July 2013 or actual cash distributions through the date of closing differ from projected distributions. The sale of the Company’s interest in CHTSun IV is pursuant to the exercise by Sunrise of its purchase option under the joint venture agreement and is conditioned upon the merger of HCN with Sunrise which was completed in January 2013.

F–68

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

3.	Related Party Transactions

Pursuant to the Company’s advisory agreement, CNL Healthcare Corp. (the “Advisor”) receives investment services fees equal to 1.85% of the purchase price of properties for services rendered in connection with the selection, evaluation, structure and purchase of assets. In connection with the acquisition of the Capital Health Communities, Primrose II Communities, CHT GCI Partners, CHTSun IV and the Primrose Communities, the Company incurred approximately $6.8 million in investment services fees payable to the Advisor, of which approximately $2.6 million was capitalized as investment in unconsolidated entities. In addition, the Advisor is entitled to receive a monthly asset management fee of 0.08334% of the real estate asset value (as defined in the agreement) of the Company’s properties as of the end of the preceding month.

Pursuant to a master property management agreement, CNL Healthcare Manager Corp. (the “Property Manager”) receives property management fees of 2% of gross revenues for management of the Company’s single tenant properties and an oversight fee equal to 1% of gross revenues for properties managed by a third-party property manager.

4.	Adjustments to Pro Forma Consolidated Balance Sheet

The adjustments to the Pro Forma Consolidated Balance Sheet represent adjustments needed to the Company’s historical results to present as if the acquisition of the Capital Health Communities, Primrose II Communities and the sale of CHTSun IV occurred as of September 30, 2012.

(a)	Represents cash and borrowings used to acquire the Primrose II Communities, as described in Note 2.

(b)	Represents the Company’s sale of CHTSun IV and the related gain, as described in Note 2 above.

(c)	Represents the Company’s repayment of the $40.0 million Mezz Loan, $0.2 million in accrued interest and the $0.8 million exit fee, including approximately $0.2 million previously accrued as of September 30, 2012, as a result of the disposition as described in Note 2.

(d)	Represents the write-off of unamortized loan costs in connection with the repayment of the Mezz Loan resulting from the disposition as described in Note 2.

(e)	Represents the recording of the loan cost associated with Primrose II Communities, as described in Note 2.

(f)	Represents acquisition fees and expenses, as well as other expenses paid at closing, and incurred subsequent to September 30, 2012, including the investment services fee payable to the Company’s Advisor in connection with the closing of the Primrose II Communities, as described in Note 2.

(g)	Represents cash and borrowings used to acquire the Capital Health Communities, as described in Note 2.

(h)	Represents the recording of the loan cost associated with Capital Health Communities, as described in Note 2.

(i)	Represents acquisition fees and expenses, as well as other expenses paid at closing, and incurred subsequent to September 30, 2012, including the investment services fee payable to the Company’s Advisor in connection with the closing of the Capital Health Communities, as described in Note 2.

(j)	Represents the receipt of approximately $5.7 million in additional gross offering proceeds for the sale of approximately 481,000 shares and the payment of selling commissions of approximately $396,000 (7% of gross proceeds), marketing support fees of approximately $170,000 (3% of gross proceeds), and other offering expenses of approximately $283,000 (5% of gross proceeds), all of which have been netted against stockholders’ equity. The additional offering proceeds included in the pro forma adjustments have been limited to the proceeds necessary to acquire the Company’s investments as described in Note 2.

F–69

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

5.	Adjustments to Pro Forma Consolidated Statements of Operations

The adjustments to the Pro Forma Consolidated Statements of Operations represent adjustments needed to the Company’s historical results to present the Company’s results of operations as if Capital Health Communities, Primrose II Communities, CHT GCI Partners and the Primrose Communities had been owned for the full Pro Forma Periods and to remove the historical operating results of CHTSun IV assuming the property had been sold prior to the Pro Forma Periods presented.

(a)	Represents rental income on a straight-line basis generated from the leases for the Primrose II Communities and Primrose Communities for the Pro Forma Periods.

(b)	Represents asset management fees for the Pro Forma Periods due to the Advisor in connection with the ownership of the Capital Health Communities, Primrose II Communities, CHT GCI Partners and the Primrose Communities and the reversal of asset management fees recorded in the Company’s historical results relating to the disposition of CHTSun IV as described in Note 3 for the Pro Forma Periods.

(c)	Represents property management fees due to the property manager in connection with the management of the Capital Health Communities, Primrose II Communities, CHT GCI Partners and the Primrose Communities and the reversal of property management fees recorded in the Company’s historical results relating to the disposition of CHTSun IV as described in Note 3 for the Pro Forma Periods.

(d)	Represents the reversal of historical acquisition fees and expenses, including investment services fees to the Company’s Advisor, incurred and accrued during the nine months ended September 30, 2012 and year ended December 31, 2011 related to the acquisition of the Primrose Communities that are nonrecurring charges directly related to the pro forma transactions.

(e)	Represents depreciation and amortization expense computed using the straight-line method for the Capital Health Communities, Primrose II Communities and Primrose Communities over the estimated useful lives of the related assets for the Pro Forma Periods as follows:

Capital Health Communities	Estimated Useful Life	Nine months ended September 30, 2012	Year ended December 31, 2011
Land	Not applicable	$—	$—
Land improvements	15 years	63,050	84,067
Building	39 years	1,338,788	1,785,051
Equipment	3 years	635,250	847,000
In-place lease	2.5 years	1,101,900	1,469,200

		3,138,988	4,185,318

Less depreciation and amortization expense recorded in historical financial statements		(1,021,294)	(1,312,614)

		$2,117,694	$2,872,704

F–70

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

5.	Adjustments to Pro Forma Consolidated Statements of Operations (continued)

Primrose II Communities	Estimated Useful Life	Nine months ended September 30, 2012	Year ended December 31, 2011
Land	Not applicable	$—	$—
Land improvements	15 years	88,750	118,333
Building	39 years	1,269,692	1,692,923
Equipment	3 years	353,250	471,000
In-place lease	10 years	113,775	151,700

		1,825,467	2,433,956

Less depreciation and amortization expense recorded in historical financial statements		—	—

		$1,825,467	$2,433,956

Primrose Communities	Estimated Useful Life	Nine months ended September 30, 2012	Year ended December 31, 2011
Land	Not applicable	$—	$—
Land improvements	15 years	76,270	101,693
Building	39 years	1,454,981	1,940,521
Equipment	3 years	233,325	311,100
In-place lease	10 years	126,773	169,030

		1,891,349	2,522,344

Less depreciation and amortization expense recorded in historical financial statements		(1,470,400)	—

		$420,949	$2,522,344

(f)	Represents interest expense and amortization of loan costs relating to the Primrose Communities financings as if the loans had been in place for the Pro Forma Periods. An increase in the LIBOR rate of .125% on the Company’s floating rate debt would have resulted in an increase in pro forma interest expense of approximately $10,000 and $23,000 for the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively.

(g)	Represents interest expense and amortization of loan costs relating to the Primrose II Communities financings as if the loans had been in place for the Pro Forma Periods. An increase in the LIBOR rate of .125% on the Company’s floating rate debt would have resulted in an increase in pro forma interest expense of approximately $47,500 and $63,000 for the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively.

(h)	Represents interest expense and amortization of loan costs relating to the Capital Health Communities financings as if the loans had been in place for the Pro Forma Periods.

(i)	Represents the elimination of interest expense recorded in the Company’s historical results of operations related to the Mezz Loan to reflect the impact of the disposition of the CHTSun IV transaction.

(j)	Represents the elimination of equity in loss of unconsolidated entities recorded in the Company’s historical results of operations to reflect the impact of the disposition of the CHTSun IV transaction.

F–71

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

5.	Adjustments to Pro Forma Consolidated Statements of Operations (continued)

(k)	The pro forma adjustment summarized below represents the Company’s equity in earnings (loss) generated from its unconsolidated interests in CHT GCI Partners, as described above, allocated between the Company and its partners. The following estimated operating results of the properties owned by CHT GCI Partners and equity in earnings (loss) of the Company are presented as if the investments had been made on January 1, 2011. These amounts were derived from the historical operating results of CHT GCI Partners for the periods presented and include the impact of the following pro forma adjustments:

•	In connection with the formation of the ventures, new management agreements were executed. Property operating expenses have been adjusted to reflect the impact of the new management agreements.

•

The formation of the ventures resulted in a new basis of accounting for the related assets. Depreciation and amortization has been adjusted to reflect the impact of this allocation on the carrying values of land, building and equipment.

•

As part of their formation transactions, the ventures entered into new financing arrangements. Interest expense and loan cost amortization has been adjusted to reflect the terms associated with the new financing arrangements.

	Nine months ended September 30, 2012	Year ended December 31, 2011
Revenues	$3,417,264	$3,400,784
Property operating expenses	(2,584,959)	(2,788,242)
Depreciation and amortization expense	(867,946)	(1,157,261)
Interest expense and loan cost amortization	(434,931)	(619,882)
Interest and other income	—	(191,464)

Net income (loss)	$(470,572)	$(1,356,065)

Income (loss) allocable to venture partners on a pro forma basis (1)	$—	$(1,649,808)

Income (loss) allocable to the Company on a pro forma basis (1)	$(470,572)	$293,743
Amortization of capitalized costs on a pro forma basis	(8,098)	(10,797)
Equity in earnings (loss) of unconsolidated entities on a pro forma basis	(478,670)	282,946
Less equity in (earnings) loss of unconsolidated entity recorded in historical financial statements	(45,213)	—

Pro forma Adjustment	$(523,883)	$282,946

(1)	Income (loss) is allocated between the Company and its joint venture partner using the HLBV method of accounting. Under this method, the Company recognizes income or loss in each period as if the net book value of the assets in the venture were hypothetically liquidated at the end of each reporting period.

(l)	For purposes of determining the weighted average number of shares of common stock outstanding, stock distributions issued and paid through the date of this filing are treated as if they were issued at the beginning of the periods presented.

As a result of the Capital Health Communities, the Primrose II Communities, CHT GCI Partners and the Primrose Communities being treated in the Pro Forma Consolidated Statement of Operations as operational since January 1, 2011, the Company assumed that approximately 1,331,000 shares issued during 2011 and an approximately 8,900,000 of additional shares of common stock were sold during 2012 in its Offering, and the net proceeds were available for the purchase of the Capital Health Communities, the Primrose II Communities, CHT GCI Partners and the Primrose Communities as of January 1, 2011. Consequently, the weighted average numbers of shares outstanding for the Pro Forma Periods were adjusted to reflect this amount of shares as being issued on January 1, 2011 instead of the actual dates issued, and were treated as outstanding for the full Pro Forma Periods. Pro forma earnings per share were calculated based on the weighted average number of shares of common stock outstanding, as adjusted.

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